Exhibit 99.1

Moleculin Announces Collaboration with Emory University to Develop Novel Treatment of Pediatric Brain Cancer

HOUSTON - February 13, 2018 - Moleculin Biotech, Inc., (NASDAQ: MBRX) ("Moleculin" or the "Company"), a clinical stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on license agreements with The University of Texas System on behalf of the M.D. Anderson Cancer Center, today announced it has entered into an agreement with Emory University to enable expanded cancer research on Moleculin’s WP1066 molecule for the possible treatment of medulloblastoma,  a pediatric malignant primary brain tumor.

Physician-scientists at Emory University and Children’s Healthcare of Atlanta have requested support to continue research aimed at the development of a novel treatment of medulloblastoma using WP1066 and Moleculin has agreed to supply them with a pure form of WP1066 for preclinical testing for the potential treatment of medulloblastoma. Emory studies so far have indicated that medulloblastoma may be particularly vulnerable to the ability of WP1066 to block the activated form of STAT3, a key signaling protein believed to contribute to the growth and survival of many tumors, including medulloblastoma.

“This research seems to confirm what other studies have shown; namely that WP1066 is capable of tumor suppression of many human cancers including brain tumors transplanted into mice," commented Walter Klemp, Chairman and CEO of Moleculin. “This adds to a growing list of prestigious cancer research centers interested in using (exploring/developing) WP1066 to treat cancer patients.”

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our clinical stage drugs are Annamycin, an anthracycline being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML, and WP1066, a modulator of hard-to-target tumor cell signaling mechanisms intended to attack tumor activity directly while also recruiting the patient's own immune system. We are also engaged in preclinical development of additional drug candidates, including compounds targeting the metabolism of tumors.

For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the potential for Emory University to conduct clinical trials of WP1066 and the ability of WP1066 to become a safe and effective drug for medulloblastoma. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC.  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts
Joe Dorame, Robert Blum or Joe Diaz
Lytham Partners, LLC
602-889-9700
mbrx@lythampartners.com